EX-3.2

                                     BY-LAWS
                                       OF
                     WESTERN INSTITUTE OF SCIENCE AND HEALTH
                            A California Corporation

                                    ARTICLE I

                                     OFFICES
                                     -------

Section 1.    PRINCIPAL OFFICE.

              The principal office for the transaction of business of the Corporation is hereby fixed and located at:

               5583 Hutchinson Road, Sebastopol, California 95472

The Board of Directors is hereby granted full power and authority to change the place of said principal office, by appropriate resolution.

Section 2.    OTHER OFFICES.

              Branch or subordinate offices may at any tine be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II

                              SHAREHOLDER'S MEETING
                              ---------------------

Section 1.    PLACE OF MEETING.

              All meetings of the shareholders shall be held at the office of the corporation, in the State of California, as may be designated for that purpose from time to time by the Board of Directors.

Section 2.    ANNUAL MEETINGS.

              The annual meeting of the shareholders shall be held each year, at the time and on the day following:

              Time of Meeting:          10:00 A.M.

              Date of Meeting:          Second Tuesday in November

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

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Section 3.    SPECIAL MEETINGS.

              Special meetings of the shareholders for any purpose or purposes may be called at any time by the president, a vice president, the secretary, an assistant secretary, or by the Board of Directors, or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation. Upon request, in writing, by registered mail, to the president, a vice-president, the secretary or an assistant secretary, directed to such officers at the principal office of the corporation in California, or delivered to such officer in person by any person entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix not less than ten nor more than sixty days after the receipt of such request. If such notice shall not be given within seven days after the date of mailing or date of delivery of such request, the person or persons calling the meeting may fix the time of meeting and give notice thereof in the manner provided by these By-laws.

Section 4.    NOTICE OF MEETING.

              Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the secretary or the assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or shareholder.

              Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, but not less than three days before such meeting.

              Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meeting as provided by the Corporations Code of California, the general nature of the business to be transacted.

              If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal office of the company, in California, is situated or published at least once in some newspaper of general circulation in the county of said principal office. Such notice shall specify the place, the day and hour of the meeting and in the case of special meetings, the general nature of the business to be transacted.

              When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be

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transacted at an adjourned  meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5.    CONSENT TO SHAREHOLDERS' MEETINGS.

              The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6.    SHAREHOLDERS ACTING WITH A MEETING.

              Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

Section 7.    QUORUM.

              The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.    VOTING RIGHTS; CUMULATIVE VOTING.

              Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

              Every shareholder entitled to vote shall be entitled to one vote for each of said shares except that for the election of directors each such shareholder shall be entitled to a number

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of votes  equal to the  number of  directors  to be elected  multiplied  by  the number of shares which he is entitled to vote.

              Upon the demand of any shareholder made before the voting begins, the election of directors shall be by ballot.

              The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

              The Board of Directors may fix a time in the fixture not exceeding thirty days preceding the date of any meeting of shareholders or the date fixed for the payment for any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 9.    PROXIES.

              Every shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of ss.705 of the Corporations Code of California and filed with the secretary of the corporation.

Section 10.   ORGANIZATION.

              The president, or in the absence of the president, any vice-president, shall call the meeting of the shareholders to order and shall act as chairman of the meeting. In the absence of the president and all of the vice-presidents, shareholders shall appoint a chairman for such meeting. The secretary of the company shall act as secretary of all meetings of the shareholders, but in the absence of the secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 11.    INSPECTORS OF ELECTION.

              In advance of any meeting of shareholders, the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting

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may,  and on the  request  of any  shareholder  or his  proxy  shall,  make such appointment at the meeting. The number of inspectors shall be either one or three.

                                   ARTICLE III

                              DIRECTORS' MANAGEMENT
                              ---------------------

Section 1.    POWERS.

              Subject to the limitation of the Articles of Incorporation, of the By-laws, and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

Section 2.    NUMBER AND QUALIFICATION.

              The authorized number of directors of the corporation shall be as follows: two (2)

              This number may be changed by amendment to the Articles of Incorporation or by an amendment to this Section 2., Article III, of these By-laws, adopted by the vote or written assent of the shareholders entitled to exercise majority voting power.

Section 3.    ELECTION AND TENURE OF OFFICE.

              The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year or until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4.    VACANCIES.

              Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

              The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-laws is voted authorizing an increase in the number of directors.

              A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the increase the authorized number of directors

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but shall fail at the  meeting at which such  increase is  authorized,  or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

              If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation shall become effective.

              No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.    REMOVAL OF DIRECTORS.

              The entire Board of Directors or any individual director may be removed from office as provided in ss.303a of the Corporations Code of the State of California, or as otherwise provided by law.

Section 6.    PLACE OF MEETING.

              Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 7.    ORGANIZATION MEETINGS.

              The organization  meetings of the Board of Directors shall be held
immediately   following  the   adjournment   of  the  annual   meetings  of  the
shareholders.

Section 8.    OTHER REGULAR MEETINGS.

              Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

              Time of Regular Meeting:       2:00 P.M.

              Date of Regular Meeting:       Second Tuesday in November

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

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Section 9.    SPECIAL MEETINGS - NOTICES.

              Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president or if he is absent or unable or refuses to act, by any vice president or by any two directors.

              Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 10.   WAIVER OF NOTICE

              When all of the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11.   DIRECTORS ACTING WITHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT.

              Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed by all members of the board. Such consent shall be filed with the regular minutes of the board.

Section 12.   NOTICE OF ADJOURNMENT.

              Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

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Section 13.   QUORUM.

              A majority of the number of directors as fixed by the Articles of Incorporation or By-laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may, adjourn from time to time, but may not transact any business.

Section 14.   COMPENSATION OF DIRECTORS.

              Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

Section 15.   EXECUTIVE COMMITTEE.

              An executive committee may be appointed by resolution passed by a majority of the whole Board. The executive committee shall be composed of members of the Board, and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors. It shall act only in the intervals between meetings of the Board and shall be subject at all times to the control of the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

Section 1.   OFFICERS.

              The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice-presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of ss.3 of this Article. Any number of offices may be held by the same person.

Section 2.   ELECTION.

              The officers of the corporation, except such officers as may be appointed in accordance with the provisions of ss.3 or ss.5 of this Article shall be chosen annually by the Board of Directors, and each shall hold his office until he resign or

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shall be removed or otherwise  disqualified  to serve, or his successor shall be elected and qualified.

Section 3.    SUBORDINATE OFFICERS, ETC.

              The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-laws or as the Board of Directors may from time to time determine.

Section 4.    REMOVAL AND RESIGNATION.

              Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

              Any officer may resign at any time by giving written notice of the Board of Directors, or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.    VACANCIES.

              A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-laws for regular appointments to such office.

Section 6.    CHAIRMAN OF THE BOARD.

              The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-laws.

Section 7.    PRESIDENT.

              Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, or if there be

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none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of the president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-laws.

Section 8.    VICE-PRESIDENT.

              In the absence or disability of the president, the vice-presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-laws,

Section 9.    SECRETARY.

              The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

              The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

              The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-laws.

Section 10.   TREASURER.

              The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from


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a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

              The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-laws.

                                    ARTICLE V

                    CORPORATE RECORDS AND REPORTS-INSPECTION
                    ----------------------------------------

Section 1.    RECORDS.

              The corporation shall maintain and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2.    INSPECTION OF BOOKS AND RECORDS.

              All books and records provided for in ss.1600(c) and 1601 of the Corporations Code of California shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said Sections.

Section 3.    CERTIFICATION AND INSPECTION OF BY-LAWS.

              The original or a copy of these By-laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company, as provided in ss.213 of the Corporations Code of California.

Section 4.    CHECKS, DRAFTS, ETC.

              All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

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Section 5.    CONTRACTS, ETC. -- HOW EXECUTED.

              The Board of Directors, except as in the By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6.    ANNUAL REPORT.

              The annual report to shareholders referred to in California Corporations Code ss.1501(a) is expressly dispensed with. The Board of Directors may cause to be sent to the shareholders annual or other periodic reports in any form that they consider appropriate.

                                   ARTICLE VI

                       CERTIFICATES AND TRANSFER OF SHARES
                       -----------------------------------

Section 1.    CERTIFICATES FOR SHARES.

              Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

              Every certificate for shares must be signed by the President or a Vice-President and the Secretary or Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2.    TRANSFER ON THE BOOKS.

              Upon   surrender  to  the  Secretary  or  transfer  agent  of  the corporation of a certificate for shares duly endorsed or

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accompanied  by proper  evidence  of  succession,  assignment  or  authority  to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.    LOST OR DESTROYED CERTIFICATES.

              Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.    TRANSFER AGENTS AND REGISTRARS.

              The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company -- either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.    CLOSING STOCK TRANSFER BOOKS.

              The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

Section 6.    LEGEND CONDITION.

              In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

                                   ARTICLE VII

                                 CORPORATE SEAL
                                 --------------

              The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word California.

                                  ARTICLE VIII

                              AMENDMENTS TO BY-LAWS
                              ---------------------

Section 1.    BY SHAREHOLDERS.

              New By-laws may be adopted or these By-laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

Section 2.    POWERS OF DIRECTOR.

              Subject to the right of the shareholders to adopt, amend or repeal By-laws, as provided in ss.1 of this Article VIII, the Board of Directors may adopt, amend or repeal any of these By-laws other than a By-law or amendment thereof changing the authorized number of directors.

Section 3.    RECORD OF AMENDMENTS.

              Whenever an amendment or new By-law is adopted, it shall be copied in the book of By-laws with the original By-laws in the appropriate place. If any By-law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

              The undersigned, being the only director and incorporator of WESTERN INSTITUTE OF SCIENCE AND HEALTH, does hereby adopt the foregoing code of By-laws for said corporation.

       DATED: December 8, 1992


                                                     /s/ Michael C. P. Fanning
                                                   -----------------------------
                                                        MICHAEL C. P. FANNING

       Amendment to the By-laws of Western Institute of Science and Health
       -------------------------------------------------------------------

Article III, Section 2 shall be deleted in its entirety and replaced with the following:

NUMBER OF AND RESIGNATION BY DIRECTORS. The number of directors which shall constitute the whole Board of Directors shall be between one (1) and seven (7). Such number may be altered from time to time solely by resolution of the Board of Directors; provided however, that no decrease in the number of directors shall shorten the term of any director then in office. Each director shall hold office until the next Annual Meeting of stockholders and until his successor is elected and qualified, provided that a director may resign at any time upon written notice to the corporation. Directors need not be stockholders.

              The undersigned, being all of the shareholders of Western Institute of Science and Health, hereby consent, pursuant to the By-Laws of the Corporation and the business and corporate laws of the State of California, to the adoption of this amendment to the By-law.

       IN WITNESS WHEREOF, the undersigned has executed this amendment as of the 31st day of December, 2001.

SOLE SHAREHOLDER:

EDUPRISE, LLC

BY: /s/ Charles D. Newman
    ------------------------------
        Charles D. Newman, Manager